Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2017, relating to the financial statements and financial highlights, which appear in Value Line Centurion Fund’s, Inc. Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings: “Financial Highlights”, “Other Service Providers” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 25, 2017